APPENDIX "A"

                                 EXHIBIT 2.1.1


                  Amended Agreement and Plan of Reorganization
                                       of
                                 Datalinc, Ltd.
                                 Fastcom, Ltd.
                                      and
                                 Thrucomm, Inc.







                                August 11, 1997

AMENDED AGREEMENT AND PLAN OF REORGANIZATION dated as of the 1st day of August, 1997 (the "Agreement") by and among Datalinc, Ltd., a Florida limited partnership ("Datalinc"), Fastcom, Ltd., a Florida limited partnership ("Fastcom") (Datalinc and Fastcom collectively referred to as the Partnerships"), and Thrucomm, Inc., a Florida corporation ("Thrucomm").

WITNESSETH:

WHEREAS, the Partnerships and Thrucomm desire for the reorganization (the "Reorganization") of the businesses of the Partnerships, combining them into Thrucomm by, among other things:

A. The transfer of all of the assets and liabilities of the Partnerships to Thrucomm (the "Transfer"), upon the terms and conditions described in this Agreement; and

B. In exchange for the  Transfer,  Datalinc  will receive  shares of  Thrucomm's
Mandatory Convertible Preferred Stock, Series A-G and Fastcom will receive shares of Thrucomm's Mandatory Convertible Preferred Stock, Series H-P (the Mandatory Convertible Preferred Stock, Series A-G and H-P, collectively referred to as the "Preferred Stock").

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

I.   RECITALS; TRUE AND CORRECT.

The above stated recitals are true and correct and are incorporated into this Agreement.

II.  MERGER.

REORGANIZATION. The Partnerships and Thrucomm shall effect the Transfer upon the terms and conditions described in this Agreement, and in exchange for the Transfer, the Partnerships will receive the Reorganization Stock. The Preferred Stock will be held by the Partnerships until mandatory conversion (the
"Mandatory Conversion"), at which time the Preferred Stock will be converted into shares of Thrucomm's Common Stock, no par value (the "Underlying Shares"). Upon Mandatory Conversion, Integrated Communication Networks, Inc., a Florida corporation which is the General Partner of Datalinc (the "Datalinc General Partner"), and Fastcom Management, Inc., a Florida corporation which is the General Partner of Fastcom (the "Fastcom General Partner"), will distribute the Underlying Shares to the Partners in Datalinc (collectively, the "Datalinc Distributees") and the Partners in Fastcom (collectively, the "Fastcom"

Distibutees"), and the Partnerships will dissolve.

2.2 EFFECTIVE DATE. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the Reorganization shall become effective on the date (the "Effective Date") of the Transfer.

2.3  SECURITIES OF THRUCOMM.

The authorized capital stock of Thrucomm is comprised of the following: (i) 100,000,000 shares of Common Stock, no par value (the "Common Stock"), one share of which is issued and outstanding; and (ii) 25,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), with such designation, rights and preferences as may be determined from time to time by the Board of Directors of Thrucomm, of which no shares are issued and outstanding.

2.4 PREFERRED STOCK. The manner and basis of issuing the Preferred Stock are as follows:

(a) STOCK CONSIDERATION. At the Effective Date, the Partnerships shall receive the following number of shares of Reorganization Stock:


TO DATALINC:

1 Preferred Share, Series A; the Underlying Shares to be distributed to the holders of Series 100 Limited Partnership Units upon Mandatory Conversion;

1 Preferred Share, Series B; the Underlying Shares to be distributed to the holders of Series 200 Limited Partnership Units upon Mandatory Conversion;

1 Preferred Share, Series C; the Underlying Shares to be distributed to the holders of Series 300 Limited Partnership Units upon Mandatory Conversion;

1 Preferred Share, Series D; the Underlying Shares to be distributed to the holders of Series 300E1 Limited Partnership Units upon Mandatory Conversion;

1 Preferred Share, Series E; the Underlying Shares to be distributed to the holders of Series 3OOE2 Limited Partnership Units upon Mandatory Conversion;

1 Preferred Share, Series F; the Underlying Shares to be distributed to the holder of the Managing Dealer Units upon Mandatory Conversion; and

1 Preferred Share, Series G; the Underlying Shares to be distributed to the Datalinc General Partner upon Mandatory Conversion.


TO FASTCOM:

1 Preferred Share, Series H; the Underlying Shares to be distributed to the holders of Series 100 Limited Partnership Units upon Mandatory Conversion;

1 Preferred Share, Series I; the Underlying Shares to be distributed to the holders of Series 100EA Limited Partnership Units upon Mandatory Conversion;

1 Preferred Share, Series J; the Underlying Shares to be distributed to the holders of Series 200 Limited Partnership Units upon Mandatory Conversion;

1 Preferred Share, Series K; the Underlying Shares to be distributed to the holders of Series 300 Limited Partnership Units upon Mandatory Conversion;

1 Preferred Share, Series L; the Underlying Shares to be distributed to Datalinc, as the holder of the Datalinc Limited Partnership Units, upon Mandatory Conversion;

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
1 Preferred Share, Series M; the Underlying Shares to be distributed to the holders of MIP Special Limited Partnership Units upon Mandatory Conversion;

1 Preferred Share, Series N; the Underlying Shares to be distributed to the holder of the Managing Dealer Units upon Mandatory Conversion;

1 Preferred Share, Series O; the Underlying Shares to be distributed to Rinaldi, Rinaldi & Hurt upon Mandatory Conversion; and

1 Preferred Share, Series P; the Underlying Shares to be distributed to the Fastcom General Partner upon Mandatory Conversion.


DIVIDENDS

Dividend Participation of the Preferred Stock

Prior to Mandatory Conversion, all Series of Preferred Stock will have a twenty percent (20%) participation in any dividend declared on Thrucomm's Common Stock.

Dividend Policy

Thrucomm does not presently intend to pay any cash dividends on the Common Stock or the Preferred Stock for the foreseeable future as all available cash will be utilized to further the growth of business subsequent to the Effective Time of the Reorganization for the proximate future thereafter. The payment of any subsequent cash dividends will be in the discretion of the Board of Directors of Thrucomm and will be dependent upon Thrucomm's results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Board..

VOTING RIGHTS

Except as provided by law, the holders of the Preferred Stock will not be entitled to vote.

LIQUIDATION RIGHTS

All of the Preferred Stock will rank in equal priority to each other, but prior to the Common Stock, upon liquidation. In the event of any liquidation, dissolution or winding-up of Thrucomm, whether voluntary or involuntary, no payment or distribution of the assets of Thrucomm, or proceeds thereof (whether capital or surplus), shall be made to or set apart for the holders of any class or series of stock of Thrucomm ranking junior to the Preferred Stock upon liquidation. The holders of the Preferred Stock shall be entitled to receive payments or distributions of assets, payable in the proportion determined by the Formula. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of Thrucomm to, or a consolidation or merger of Thrucomm with, one or more other corporation (whether or not Thrucomm is Thrucomm surviving such consolidation or merger) will not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

(c) CONVERSION. The Preferred Stock shall be mandatorily convertible into shares of Thrucomm's Common Stock ("Underlying Shares") upon the earliest to occur of one of the following events: (i) the completion of an initial public offering of

Thrucomm's Common Stock (an "IPO"), (ii) the sale of all or substantially all of the assets of Thrucomm (a "Sale"), or (iii) the merger of Thrucomm into a non-affiliated entity, whereby Thrucomm is not the surviving entity (a "Merger") (collectively, the "Mandatory Conversion Events"). The "sale of all or substantially all of the assets of Thrucomm" is defined in the Reorganization Agreement as the sale of at least 80% of Thrucomm's assets.

The Preferred Stock will be mandatorily convertible into Underlying Shares prior to the Sale or Merger upon (i) the approval of a proposed Sale or Merger by Thrucomm's Board of Directors, and (ii) the execution of a Sale or Merger agreement that sets forth the consideration to be received by Thrucomm's shareholders, and that is conditioned upon such shareholders' approval. In the event the Sale or Merger is not approved by the stockholders, the Preferred Stock will have already been converted into Underlying Shares based upon a proposed transaction that was never approved or consummated, and there shall be no further right to convert into Underlying Shares of Thrucomm.


The rights and preferences of each Series of Preferred Stock upon Mandatory Conversion is set forth below.

Series A Preferred Stock

The Series A Preferred Stock shall be convertible into a number of Underlying Shares equal to (i) the Earned Preferred Returns of the Series A Preferred Stock, plus (ii) 18.921% of (a) the difference, if any, of the Datalinc Value minus the Earned Preferred Returns of the Series A - E Preferred Stock, and (b) the remainder of Datalinc's share of the Fastcom Value.

Series B Preferred Stock

The Series B Preferred Stock shall be convertible into a number of Underlying Shares equal of (i) the Earned Preferred Returns of the Series B Preferred Stock, plus (ii) 8.642% of (a) the difference, if any, of the Datalinc Value minus the Earned Preferred Returns of the Series A - E Preferred Stock, and (b) the remainder of Datalinc's share of the Fastcom Value.

Series C Preferred Stock

The Series C Preferred Stock shall be convertible into a number of Underlying Shares equal to (i) the Earned Preferred Returns of the Series C Preferred Stock, plus (ii) 5.429% of (a) the difference, if any, of the Datalinc Value minus the Earned Preferred Returns of the Series A - E Preferred Stock, and (b) the remainder of Datalinc's share of the Fastcom Value.

Series D Preferred Stock

The Series D Preferred Stock shall be convertible into a number of Underlying Shares equal to (i) the Earned Preferred Return of the Series D Preferred Stock, plus (ii) 9.137% of (a) the difference, if any, of the Datalinc Value minus the Earned Preferred Returns of the Series A - E Preferred Stock, and (b) the remainder of Datalinc's share of the Fastcom Value.





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
Series E Preferred Stock

The Series E Preferred Stock shall be convertible into a number of Underlying Shares equal to (i) the Earned Preferred Return of the Series E Preferred Stock, plus (ii) 7.871% of (a) the difference, if any, of the Datalinc Value minus the Earned Preferred Returns of the Series A - E Preferred Stock, and (b) the remainder of Datalinc's share of the Fastcom Value.

Series F Preferred Stock

The Series F Preferred Stock shall be convertible into a number of Underlying Shares equal to 4.0% of (i) the difference, if any, of the Datalinc Value minus the Earned Preferred Returns of the Series A - E Preferred Stock, and (ii) the remainder of Datalinc's share of the Fastcom Value.

Series G Preferred Stock

The Series G Preferred Stock shall be convertible into a number of Underlying Shares equal to 46% of (i) the difference, if any, of the Datalinc Value minus the Earned Preferred Returns of the Series A - E Preferred Stock, and (ii) the remainder of Datalinc's share of the Fastcom Value.

Series H Preferred Stock

The Series H Preferred Stock shall be convertible into a number of Underlying Shares equal to (i) the Earned Preferred Return of the Series H Preferred Stock, if any, plus (ii) 2.013% of the Fastcom Value.

Series I Preferred Stock

The Series I Preferred Stock shall be convertible into a number of Underlying Shares equal to 0.503% of the Fastcom Value.

Series J Preferred Stock

The Series J Preferred Stock shall be convertible into a number of Underlying Shares equal to (i) the Earned Preferred Return of the Series J Preferred Stock, if any, plus (ii) 10.832% of the Fastcom Value.

Series K Preferred Stock

The Series K Preferred Stock shall be convertible into a number of Underlying Shares equal to (i) the Earned Preferred Return of the Series K Preferred Stock, if any, plus (ii) 9.524% of the Fastcom Value.

Series L Preferred Stock

The Series L Preferred Stock shall be convertible into a number of Underlying Shares equal to (i) 73.042% of the Fastcom Value, (ii) minus the sum of any Earned Preferred Returns of the Series
H, J, K and M Preferred Stock.

Series M Preferred Stock

The Series M Preferred Stock shall be convertible into Underlying Shares in an amount equal to (i) 0.01% of the Fastcom Value (ii) plus any Earned Preferred Return of the Series M Preferred
Stock.

Series N Preferred Stock

The Series N Preferred Stock shall be convertible into a number of Underlying Shares equal to
2.171% of the Fastcom Value.

Series O Preferred Stock

The Series O Preferred Stock shall be convertible into a number of Underlying Shares equal to
0.905% of the Fastcom Value.

Series P Preferred Stock

The Series P Preferred Stock shall be convertible into a number of Underlying Shares equal to
1.0% of the Fastcom Value.

Earned Preferred Returns of the Preferred Stock

Series A-E Earned Preferred Returns

The Datalinc Series 100 - 300E2 Units are entitled to repayment of their total cash Capital Contributions, plus aggregate Preferred Returns, before any Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds, and upon liquidation to Datalinc's Other Equity Owners. To preserve the Datalinc Investors' rights and preferences under the Partnership Agreements, the Series A-E Preferred Stock shall be entitled to Earned Preferred Returns (the "Earned Preferred Returns"), upon Mandatory Conversion, in an amount which shall be equal or nearly equal to the Datalinc Investors' cash Capital Contributions, plus Preferred Return. Earned Preferred Returns shall be declared at the time of Mandatory Conversion, and will be factored into the calculation of the number of Underlying Shares.

The amount of Earned Preferred Returns accruing per share per month shall be computed by dividing the annual rate (10% for the Series A and B; 8% of the Series C-E) by twelve. The amount of Earned Preferred Returns payable for any period shorter than a full month shall be computed on the basis of a 360-day year of 12, 30-day months.


The Preferred Returns on Datalinc Series 300E1 and 300E2 Units accrue from the dates of the individual Subscription Agreements of each Investor in those Units. However, the Earned Preferred Returns on the Series D and E Preferred Stock, shall accrue from June 1, 1993 and September 1, 1993, respectively. The Boards of Directors of Thrucomm, ICN and FMI believe that the dates chosen for the Earned Preferred Returns on the Series D and E Preferred Stock are not significantly different from the terms of the Series 300E1 and 300E2 Units under Datalinc's Partnership Agreement.


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
Series H, J and K Earned Preferred Returns

The Fastcom Series 100, 200 and 300 Investors are entitled to a Minimum Guaranteed Return on their investment. Accordingly, the Series H, J and K Preferred Stock shall be entitled to Earned Preferred Returns upon Mandatory Conversion, if necessary to ensure that Fastcom's Series 100, 200 and 300 Investors receive the benefit of their Minimum Guaranteed Return, as provided for under Fastcom's Partnership Agreement.

Series H

The Earned Preferred Return on the Series H Preferred Stock is measured as a 30% discount to the Fastcom Value. The 30% discounted Fastcom Value (the "Discounted Fastcom Value") is determined as follows:

Fastcom Value x   .70   =   30% Discounted Fastcom Value.

An adjustment to the equity interest of the Series H Preferred Stock need only be calculated, if the Discounted Fastcom Value is less than $18,431,595 (the Series H "Guaranteed Minimum of Fastcom Value"). The Series H adjusted ownership interest is calculated as follows:

Series H Guaranteed Minimum Fastcom Value x .02013 x 100  = % Adjusted Ownership
-----------------------------------------------------------            Interest
Discounted Fastcom Value

For example, if the Fastcom Value is $21,000,000, the Discounted Fastcom Value is $21,000,000 x .70 = $14,700,000. Since the Discounted Fastcom Value is less than the Series H Preferred Stock's Guaranteed Minimum Fastcom Value, it is necessary to make an adjustment to the Series H Preferred Stock's interest. The adjusted ownership interest of the Series H Preferred Stock would be:
($18,431,595  =  $14,700,000)  x  .02013  x 100 =  2.524%.  The  Series H Earned
Preferred Return in this illustration is equal to 2.54% of the Fastcom Value minus 2.013% of the Fastcom Value. Any Earned Preferred Return on the Series H Preferred Stock shall result in a corresponding decrease in the distribution to the Series L Preferred Stock upon Mandatory Conversion. See "The Formula - Determining the Values of Thrucomm, Datalinc and Fastcom" for how to calculate the Fastcom Value.

Series J

The Earned Preferred Return on the Series J Preferred Stock is also measured as a 30% discount to the Fastcom Value. If the Discounted Fastcom Value is less than $19,894,940 (the Series J "Guaranteed Minimum Fastcom Value"), the adjusted ownership interest of the Series J Preferred Stock is calculated as follows:

Series J Guaranteed Minimum Fastcom Value x .10832 x 100 = % Adjusted Ownership
-----------------------------------------------------------            Interest
Discounted Fastcom Value

If the Fastcom Value is $21,000,000, the Discounted Fastcom Value would be $21,000,000 x .70 = $14,700,000. Since the Discounted Fastcom Value is less than the Series J's Guaranteed Minimum Fastcom Value, it is necessary to make an adjustment to the Series J Preferred Stock's equity interest. The adjusted ownership interest of the Series J Preferred Stock would be: ($19,894,940 = $14,700,000) x .10832 x 100 = 14.66%. The Series J Earned Preferred Return in


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
this illustration is equal to 14.66% of the Fastcom Value minus 2.013% of the Fastcom Value. Any Earned Preferred Return on the Series J Preferred Stock shall result in a corresponding decrease in the distribution to the Series L Preferred Stock upon Mandatory Conversion.

Series K

The aggregate maximum Guaranteed Return of the Series 300 Units is $2 million. Accordingly, if 9.524% of the Fastcom Value is less than $2 million, assuming the sale of all of the Series 300 Units, the Earned Preferred Return on the Series K Preferred Stock will be equal to the difference between $2 million and 9.524% of the Fastcom Value.

Series M

The Series M Preferred Stock is entitled, under the circumstances described below, to receive an Earned Preferred Return upon Mandatory Conversion in an amount equal to $750,000, plus 4.3% of Datalinc's aggregate share of the Conversion Value of Thrucomm, which is calculated as follows: (i) the sum of (a) the Datalinc Value, (b) the Fastcom Allocation to Datalinc and (c) the Fastcom Allocation to the MIP Units, minus the Earned Preferred Return of the Datalinc Investors; (ii) the difference in (i), minus $750,000; (iii) the difference in
(ii), multiplied by .043; (iv) the sum of (a) the product in (iii) and (b) $750,000, minus $2,100.

If the Conversion Value of Thrucomm is less than $30 million, the MIP Units shall not be entitled to any Earned Preferred Return. MIP Units may be entitled to an Earned Preferred Return when the Conversion Value of Thrucomm is $30 million or greater (the "MIP Minimum Conversion Value"). However, the MIP Minimum Conversion Value is subject to an adjustment upwards, if within 6 months from the date of the adoption of the Plan, Fastcom, Datalinc and/or Thrucomm receive a capital infusion(s), that is/are reflected as equity in the financial statements of the Partnerships or Thrucomm. Upon the occurrence of such capital infusion, the MIP Minimum Conversion Value shall be increased dollar for dollar by the amount of the infusion(s), however the MIP Minimum Conversion Value shall not exceed $35 million. Accordingly, MIP Units shall be entitled to an Earned Preferred Return when the Conversion Value of Thrucomm equals or exceeds the MIP Minimum Conversion Value.

      No fractional shares will be issued upon conversion.

                              THE FORMULA

The General Partners of Datalinc and Fastcom, and the Board of Directors of Thrucomm have developed a formula for determining Investors' and Other Equity Owners' future ownership interest in Thrucomm, assuming approval of the
Reorganization and the occurrence of a Mandatory Conversion Event (the "Formula"). In its simplest terms, the Formula can be stated as follows: the Conversion Value of Thurcomm minus the Datalinc Value equals the Fastcom Value. Set forth below is a description of how the Formula would work upon a Mandatory Conversion Event, including explanations of how the Conversion Value, Datalinc Value and Fastcom Value are determined, the material assumptions upon which the Formula is based, and a discussion of any material differences between and Investor's rights, interests and preferences under the terms of the Preferred Stock from those he or she currently has under the Partnership Agreements.

Determining the Values of Thrucomm, Datalinc and Fastcom

The value of Thrucomm will be established upon the occurrence of a Mandatory Conversion Event (the "Conversion Value" of Thrucomm). The General Partners have established percentages and equations for subsequently allocating the Conversion Value of Thrucomm to each of the Partnerships. Set forth below is an explanation of the manner in which the values of the Parties are determined, or estimated for the purpose of providing examples of the operation of the Formula.

DETERMINING THE CONVERSION VALUE

If the Mandatory Conversion Event is an IPO, the aggregate value of Thrucomm would be equal to the gross proceeds of the offering multiplied by three
(assuming one-third of Thrucomm is sold in the offering). For example, if the gross proceeds of an IPO is $15,000,000, the aggregate value of Thrucomm would be equal to: $15,000,000 x 3 = $45,000,000. In this example, the Conversion
Value of Thrucomm, would be an aggregate of $30 million ($45,000,000 - $15,000,000 = $30,000,000). Thrucomm cannot presently ascertain the amount of equity that it may sell in an IPO. Such amount will be determined by Thrucomm at the time of any such offering with the advice of its underwriters. The one-third assumption used in the examples herein is for illustration purposes and is not intended to be a ceiling for the amount of equity that could be sold in an IPO. However, pursuant to the Reorganization Agreement, Thrucomm will not sell more than forty percent (40%) of its equity in an IPO and the Conversion Value shall not be less than $20 million.

If Mandatory Conversion should occur as a result of a Sale or Merger, the Conversion Value would be equal to the aggregate consideration proposed to be received in that Sale or Merger. A Mandatory Conversion occurs, in the event of a Sale or Merger when (i) the Board of Directors of Thrucomm approve a proposed Sale or Merger, and (ii) the parties to the proposed Sale or Merger have executed an agreement of sale or merger that sets forth the consideration to be received by Thrucomm's shareholders, and is conditioned on such shareholder's approval. See "Risk Factors - Risks Associated with a Sale or Merger." For illustration purposes only, ICN, FMI and the Company have provided examples of the operation of the Formula at Conversion Values of $20 million, $30 million and $60 million. See "Thrucomm Ownership Tables."

DETERMINING THE DATALINC VALUE AND THE FASTCOM VALUE

To determine the values of Datalinc and Fastcom for use in the Formula, (respectively, the "Datalinc Value" and the "Fastcom Value") the Conversion Value of Thrucomm will be divided and apportioned to each of the Partnerships as follows: (i) thirty percent (30%) to Datalinc and seventy percent (70%) to Fastcom, assuming a Conversion Value of $30 million; (ii) twenty-five percent
(25%) to Datalinc and seventy-five percent (75%) to Fastcom, assuming a Conversion Value of $60 million; and (iii) twenty percent (20%) to Datalinc and eighty percent (80%) to Fastcom, assuming a Conversion Value in excess of $60 million.

If the Conversion Value of Thrucomm is more than $30 million, but less than $60 million, the Datalinc Value will be determined by application of the following equation, which allocates 20 percent of the excess of the Conversion Value over $30 million to Datalinc:

Datalinc Value = $9,000,000 + Conversion Value of Thrucomm - $30,000,000
---------------------------------------------------------------------------
                                   5

If the Conversion Value of Thrucomm is more than $60 million, the Datalinc Value will be determined by the application of the following equation, which allocates 10 percent of the excess of the Conversion Value over $60 million to Datalinc:

Datalinc Value  = $15,000,000 + Conversion Value of Thrucomm  - $60,000,000
---------------------------------------------------------------------------
                                  10

If however the Conversion Value of Thrucomm is less than $30 million, the Datalinc Value would be established at $9 million (the "Minimum Datalinc Value"). For example, if the Conversion Value is $20 million the Datalinc Value would be $9 million and the Fastcom Value would be $11 million ($20,000,000 - $9,000,000 = $11,000,000). The Minimum Datalinc Value is roughly equivalent to the accumulated Preferred Returns of Datalinc's Investors, as of May 1, 1997. Although the Minimum Datalinc Value is set at $9 million, the Earned Preferred Returns of the Series A - E Preferred Stock will continue to grow in the same manner as the Datalinc Series 100 - 300E2 Units to which they relate. If such Earned Preferred Returns exceed the Datalinc Value, the excess will be allocated from Datalinc's share of the Fastcom Value.

The method for allocating the Conversion Value of Thrucomm among Fastcom and Datalinc is based upon the business judgement and the conclusion of the General Partners and the Board of Directors of Thrucomm that most of any Conversion Value of Thrucomm in excess of $30 million is attributable to the business of Fastcom, rather than Datalinc.

2.5 EFFECT OF THE REORGANIZATION. As of the Effective Date, all of the following shall occur:

     (a) The corporate identity, existence, purposes, powers, franchises, rights and immunities of Thrucomm shall continue unaffected and unimpaired by the Reorganization,

     (b) Thrucomm shall be liable for all of the obligations and liabilities of the Partnerships.

     (c) The rights, privileges, good will, inchoate rights, franchises and property, real, personal and mixed, and debts due on whatever account and all other things in action belonging to the Partnerships shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in Thrucomm, without further act or deed.

     (d) No claim pending at the Effective Date by or against the Partnerships or Thrucomm or any partner, stockholder, officer or director thereof, shall abate or be discontinued by the Reorganization, but may be enforced, prosecuted, settled or compromised as if the Reorganization had not occurred.

     (e) All rights of employees and creditors and all liens upon the property of the Partnerships or Thrucomm shall be preserved unimpaired, limited hen to the property affected by such hens at the Effective Date, and all the debts, liabilities and duties of the Partnerships shall attach to Thrucomm and shall be enforceable against Thrucomm to the same extent as if all such debts, liabilities and duties had been incurred or contracted by Thrucomm.

     (f) The Articles of Incorporation of Thrucomm, as in effect on the Effective Date, shall continue to be the Articles of Incorporation of Thrucomm without change or amendment until such time, if ever, as it is amended thereafter in accordance with the provisions thereof and applicable laws.

     (g) The Bylaws of Thrucomm as in effect on the Effective Date, shall continue to be the Bylaws of Thrucomm without change or amendment until such time, if ever, as it is amended thereafter in accordance with the provisions thereof and applicable laws.

2.6 DISCLOSURE SCHEDULES. The Consent Statement and Prospectus dated insert (the "Disclosure Schedule") sets forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedule shall be deemed to be a part of this Agreement.

III. REPRESENTATIONS AND WARRANTIES OF DATALINC. Datalinc represents and warrants to Thrucomm as follows, with the knowledge and understanding that Thrucomm is relying materially upon such representations and warranties:

3.1 ORGANIZATION AND STANDING. Datalinc is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida. Datalinc has all requisite power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Datalinc, and all states in which Datalinc is qualified to do business as of the date hereof, are listed in the Disclosure Schedule. A copy of the Certificate of Limited Partnership of Datalinc (certified by the Secretary of State of Florida), and the Agreement of Limited Partnership, as amended to date, delivered to Fastcom and Thrucomm, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the Disclosure Schedule, Datalinc does not own any interest in any other corporation, business trust or similar entity. The minute books of Datalinc contains accurate records of all meetings of its Partners since its formation.

3.2 CAPITALIZATION. The number of Partnership Units which are issued and outstanding are as set forth in the Disclosure Schedule.

All of such Units are duly authorized, validly issued and outstanding, fully paid and nonassessable, and owned of record and beneficially by the Datalinc Distributees, in such amounts as are set forth opposite their respective names thereon, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Datalinc Distributees, or, to the Datalinc Distributees' knowledge, are a party or by which any of them is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Datalinc. There are no outstanding securities convertible or exchangeable, actually or contingently, into Partnership Units or any other securities of Datalinc. Datalinc has no subsidiaries except Thrucomm.

3.3 AUTHORITY. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Datalinc in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Datalinc, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

3.4 PROPERTIES. Except as set forth in the Disclosure Schedule, Datalinc has good title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), or thereafter acquired. Datalinc has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Datalinc and, to the knowledge of Datalinc, the other parties thereto in accordance with its terms. Neither Datalinc nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of Datalinc is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Datalinc, has any such condemnation, expropriation or taking been proposed. None of the assets of Datalinc is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

3.5 CONTRACTS LISTED; NO DEFAULT. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Datalinc (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Datalinc and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 3.16), which would be required to be listed as exhibits to an Annual Report on Form 10-K if Datalinc were subject to the reporting requirements of the Exchange Act
(individually, the "Datalinc Contract" and collectively, the "Datalinc Contracts"), are listed and described in the Disclosure Schedule. Datalinc is the holder of, or party to, all of the Datalinc Contracts. To the knowledge of Datalinc, the Datalinc Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Datalinc nor any signatory thereto is in default or breach of any material provision of the Datalinc Contracts. Datalinc's operation of its business has been, is, and will, between the date hereof and the Closing Date (as hereinafter defined), continue to be, consistent with the material terms and conditions of the Datalinc Contracts. Subsequent to the consummation of the Reorganization, Datalinc shall use its best efforts to cause the transfer and otherwise assign for the benefit of Thrucomm, the Datalinc Contracts.

3.6 LITIGATION. Except as disclosed in the Disclosure Schedule, there is no claim, action, proceeding or investigation pending or threatened against or affecting Datalinc before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Datalinc, could have any materially adverse effect on Datalinc. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Datalinc.

3.7 TAXES. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum business, employment franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

Datalinc has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Datalinc are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Datalinc has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date (as hereinafter defined), and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

Datalinc is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Datalinc that has not been paid. There are no Tax liens upon the assets (other than the lien of personal property taxes not yet due and payable) of Datalinc. There is no valid basis, to the knowledge of Datalinc, except as set forth in the Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Datalinc by any governmental authority.

3.8 COMPLIANCE WITH LAWS AND REGULATIONS. To its knowledge, Datalinc is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Datalinc is currently conducted or to which Datalinc is currently subject which have a material impact on Datalinc, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust, antimonopolies and fair trade practice laws and the Federal Occupational Health and Safety Act. Datalinc does not know of any assertion by any party that it is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Datalinc. To the knowledge of Datalinc, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Datalinc.

3.9 INSURANCE. Datalinc is covered by insurance policies as identified and described in the Disclosure Schedule or Schedule 3.9, adequate, in the reasonable opinion of Datalinc, to cover Datalinc against loss, damage and liability and will maintain such insurance up to and including the Closing Date (as hereinafter defined). Datalinc has not received notice from any insurer or agent of such insurer that improvements or expenditures will have to be made in order to continue such insurance and, so far as known to Datalinc, no such improvements or expenditures are required (other than premium payments). There is no liability under any insurance policy in nature of a retroactive rate adjustment or loss sharing or similar arrangement except as set forth in the Disclosure Schedule.

3.10 CONDITION OF ASSETS. The equipment fixtures and other personal property of Datalinc, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of Datalinc as presently being conducted.

3.11 NO BREACHES. To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by each of Datalinc will not (i) conflict with or violate the Certificate of Limited Partnership or Agreement of Limited Partnership of Datalinc; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Datalinc is a party or by which Datalinc or any of its assets, business, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Datalinc under, or create any rights of termination, cancellation or acceleration in any person under, any Datalinc Contract.

3.12 DISCLOSURE SCHEDULE COMPLETE. Datalinc shall promptly supplement the Disclosure Schedule if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Disclosure Schedule following the date hereof shall not in any way affect Thrucomm's right not to consummate the transactions contemplated hereby as set forth in Section 7.1 hereof

3.13 EMPLOYEES. Except as set forth in the Disclosure Schedule, none of the employees of Datalinc is represented by any labor union or collective bargaining unit and, to the knowledge of Datalinc, no discussions are taking place with respect to such representation.

3.14 FINANCIAL STATEMENTS. To its knowledge, the Disclosure Schedule contains audited balance sheets as of December 3 1, 1996 and related statements of operations, statements of cash flows and statements of partner' equity of Datalinc for the one-year periods ended December 3 1, 1995, and December 31, 1996 and compiled balance sheets as of March 31, 1997, and related statements of operations, statements of cash flows and statement of partners' equity for the three-month period ended June 30, 1997 (collectively, the "Financial Statements"). The Financial Statements present fairly, in all respects, the financial position and results of operations of Datalinc as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Datalinc as of the date of the Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Datalinc as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Datalinc does not have any known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Datalinc is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to Datalinc taken as a whole.

3.15 ABSENCE OF CERTAIN CHANGES OR EVENTS CHANGES OR EVENTS. Except as set forth in the Disclosure Schedule, since December 31, 1996, there has not been:

     (a) any material adverse change in the financial condition, properties, assets, liabilities or business or a decrease in net worth of Datalinc;

     (b) any material damage, destruction or loss of any material properties of Datalinc, whether or not covered by insurance;

     (c) any material change in the manner in which the business of Datalinc has been conducted, including, without limitation, collection of accounts receivable and payment of accounts receivable;

     (d) any change in the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates utilized by Datalinc,

     (e) any voluntary or involuntary sale, assignment, abandonment, surrender, termination, transfer, license or other disposition, of any kind or nature, of any property or fight (including without limitation any equipment, office equipment, accounts receivable, intangible assets, business records or Datalinc Contracts, excepting only transfers in accordance with past practices or collection of accounts receivable in the ordinary course of business;

     (f) any material change in the treatment and protection of trade secrets or other confidential information of Datalinc;

     (g) any material change in the business or contractual relationship of Datalinc with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of Datalinc;

     (h) any strike, material grievance proceeding or other labor dispute, any union organizational activity or other occurrence, event or condition of any similar character which might reasonably be expected to adversely affect the business of Datalinc;

     (i) any loan or advance by Datalinc to any party other than credit extended to clients in the ordinary course of business as previously conducted;

     (j) any incurrence by Datalinc of debts, liabilities or obligations of any nature whether accrued, absolute, contingent, direct, indirect or inchoate, or otherwise, and whether due or to become due, except:

          (i) current liabilities incurred for services rendered in the ordinary course of Datalinc's business and entered into at arms' length;

          (ii) obligations incurred in the ordinary course of Datalinc's business entered into at arms' length;

          (iii) liabilities on account of taxes and governmental charges, but not penalties, interest or fines in respect thereof,

          (iv) obligations or liabilities incurred by virtue of the execution of this Agreement; or

          (v) liabilities pursuant to the litigation listed in the Disclosure Schedule; or

     (k) any agreement by Datalinc, whether written or oral, to do any of the foregoing; and

     (l) any  occurrence  not  included  in  paragraphs  (a) through (k) of this
     Section 3.15 which has resulted, or which Datalinc have reason to believe, in their reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Datalinc.

3.16 GOVERNMENTAL LICENSES, PERMITS, ETC. To its knowledge, Datalinc has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The Disclosure Schedule includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

3.17 EMPLOYEE AGREEMENTS.

     (a) For purposes of this Agreement, the following definitions apply:

          (1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

          (2) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37), to which either Datalinc contributes or is required to contribute.

          (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA other than a Multi-employer Plan to which either Datalinc contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Datalinc.

          (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA.

          (5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan.

          (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Datalinc, former employees, officers, directors or stockholders of Datalinc any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

     (b) The Disclosure Schedule hereto lists, all

          (1) employment agreements and collective bargaining agreements to which Datalinc is a party;

          (2) Compensation Arrangements of Datalinc;

          (3) Employee  Welfare  Plans;

          (4) Employee Pension Plans; and

          (5) consulting agreements under which Datalinc has or may have any monetary obligations to employees or consultants, of Datalinc or its beneficiaries or legal representatives or under which any such persons may have any rights. Datalinc has previously made available to Thrucomm true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date.

     In addition, with respect to any Employee Plan which continues after the Closing Date, Datalinc has previously delivered or made available to Thrucomm

          (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts;

          (2) certified copies of all Partners' consents adopting such plans and trust documents and amendments thereto;

          (3)  current   investment   management   agreements;

          (4) custodial agreements;

          (5)  fiduciary  liability  insurance  policies;

          (6)  indemnification  agreements;

          (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of Section 401 (a) of the Code;

          (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasi-governmental agency with respect to the last plan year,

          (9) Annual Reports (Form 5500 Series) and Schedules A and B thereto for the last plan year;

          (10) all actuarial  reports prepared for the last plan year;

          (11) all certified  Financial  Statements  for the last plan year; and

          (12) all current Summary Plan Descriptions, Summaries of Material Modifications and Summary Annual Reports. All documents delivered by Datalinc to Thrucomm as photocopies faithfully reproduce the originals thereof, such originals are authentic and were, to the extent execution was required, duly executed.

     (c) Except as otherwise disclosed in the Disclosure Schedule:

          (1) Each Employee Plan and Compensation Arrangement, to the knowledge of Datalinc, currently substantially complies and has substantially complied in the past, both as to form and operation, with their terms and with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and all other applicable federal or state laws, rules and regulations. Each Employee Plan and Compensation Arrangement has been administered to date in substantial compliance with the requirements of ERISA and the Code, and all reporting and disclosure requirements by any governmental agency have been timely filed and substantially complied with.

          (2) With respect to any Multi-employer Plan (within the meaning of Section 3(37) of the ERISA) Datalinc (under the terms of Section 414(b) or (c) of the Code) are not required to make any contribution thereto.

          (3) To the knowledge of Datalinc, the Employee Pension Plans, to the extent they are intended to be tax-qualified, satisfy all coverage and minimum participation requirements, if any, imposed on such Employee Plans by the applicable terms of the Code and ERISA.

          (4) Datalinc is not aware of any failures to provide continuation coverage, as defined in Section 498OB(l) of the Code, to any such qualified beneficiaries.

          (5) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Datalinc, which could reasonably be expected to be asserted against any Employee Plan or Compensation Arrangement or the assets of any such Plan. None of the Employee Plans or Compensation Arrangements, to the knowledge of Datalinc, currently is the subject of any audit, investigation or examination by any governmental or quasi-governmental agency, nor is Datalinc aware of the existence of any facts that would lead it to believe that any such audit, investigation or examination is pending or threatened.

          (6) Except as described in the Disclosure Schedule, Datalinc does not sponsor, maintain or contribute to any Employee Plan or Compensation Arrangement that provides retiree medical or retiree life insurance coverage to former employees of Datalinc.

          (7) With respect to each Employee Plan, except as set forth in the Disclosure Schedule:

               (i) each Employee Pension Plan and each amendment thereto is qualified under the Code and has received favorable determination letters with regard thereto or is based on a prototype plan which has received a favorable determination letter;

               (ii) the Financial Statements reflect all of the employee benefit liabilities of Datalinc in a manner satisfying the requirements of SFAS 87 and 88;

               (iii) to the knowledge of Datalinc, Datalinc has not, with respect to any Employee Plan, engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, which would subject Datalinc or Thrucomm to any taxes, penalties or other liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA
               Section 409 or 502(i);

               (iv) to the knowledge of Datalinc, no event has occurred and no condition exists that would subject Datalinc or Thrucomm to any tax under Code Section 4971, 4972, 4976, 4977 or 4979 or a fine under ERISA Section 502(c);

               (v) to the knowledge of Datalinc, Datalinc have complied in all material respects with the reporting and disclosure requirements of ERISA;

               (vi) all insurance premiums, including PBGC premiums, required pursuant to the Employee Plans as of the Closing Date have been or will be paid;

               (vii) Datalinc has or will have, as of the Closing Date, made all contributions or payments (including funding for any past service liabilities) to or under such Employee Plans required by law or by the terms of such Plans or any contracts or agreements. To the knowledge of Datalinc, the aggregate current value of all vested accrued benefits under all Employee Plans does not exceed the aggregate current value of all assets of such plans allocable to such accrued benefits; and

               (viii) to the knowledge of Datalinc, Datalinc have performed substantially all obligations required to be performed by it under each plan or arrangement under each Employee Plan and Compensation Arrangement and it is not in default or in violation of, and has no knowledge of any such default or violation by any other party to any substantial provision of, any and all such plans or arrangements.

     (8) Notwithstanding anything contained herein to the contrary, all obligations of Datalinc with respect to any Employee Plans of Datalinc shall be terminated as of the date of the Closing. Further, Datalinc shall indemnify and hold harmless Thrucomm of and from any losses or liabilities accruing to Thrucomm arising out of or in any way related to Datalinc's Employee Plans.

3.18 KEY MAN LIFE INSURANCE. The parties acknowledge that the insured persons reflected on those certain key man life insurance policies reflected on Schedule
3.18 of this Agreement shall have the fight to have such policies assigned to them at their own discretion, cost and expense.

3.19 BROKERS. Datalinc shall indemnify and hold Thrucomm harmless from any claim by any broker or other person for commissions or other compensation for bringing about the transactions contemplated hereby, where such claim is based on the purported employment or authorization of such broker or other person by Datalinc.

3.20 BUSINESS LOCATIONS. Datalinc does not own or lease any real or personal property in any state except as set forth in the Disclosure Schedule. Datalinc have no places of business (including, without limitation Datalinc's executive offices or places where Datalinc's books and records are kept) except as otherwise set forth in the Disclosure Schedule.

3.21 INTELLECTUAL PROPERTY. The Disclosure Schedule lists all of the Intellectual Property (as hereinafter defined) used by Datalinc which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual" Property" means all of Datalinc's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Datalinc. Other than as disclosed in the Disclosure Schedule, Datalinc does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by Datalinc or otherwise. All of the patents, trademark registrations and copyrights listed in the Disclosure Schedule that are owned by Datalinc are valid and in full force and effect. To the knowledge of Datalinc, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by Datalinc, nor to its knowledge are any proceedings threatened alleging any such vacation, nor does Datalinc know of any valid basis for any such proceeding or claim. To the knowledge of Datalinc, there is no infringement or other adverse claim against any of the Intellectual Property owned or used by Datalinc. To the knowledge of Datalinc, the use of software by Datalinc does not violate or otherwise infringe upon the fights of any third party.

3.22 WARRANTIES. The Disclosure Schedule sets forth a true and complete list of the forms of all express warranties and guaranties made by Datalinc to third parties with respect to any services rendered by Datalinc.

3.23 CLIENTS AND SUPPLIERS. Except as set forth in the Disclosure Schedule Datalinc does not know and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material client or supplier of Datalinc will not continue to conduct business with Datalinc after the Closing Date in substantially the same manner as it has conducted business prior thereto.

3.24 ACCOUNTS RECEIVABLE. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by Datalinc, consist, in the aggregate in all material respects and 90% of such items which are collectible in the ordinary and usual course of business.

3.25 GOVERNMENTAL APPROVALS. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Datalinc with, any governmental authority, federal, state or local, is required in connection with Datalinc's execution, delivery and performance of this Agreement.

3.26 NO OMISSIONS OR UNTRUE STATEMENTS. To its knowledge, no representation or warranty made by Datalinc to Thrucomm in this Agreement or in any certificate of the Datalinc General Partner required to be delivered to Thrucomm pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will out to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

IV. REPRESENTATIONS AND WARRANTIES OF FASTCOM

Fastcom represents and warrants to Thrucomm as follows, with the knowledge and understanding that Thrucomm is relying materially upon such representations and warranties

4.1 ORGANIZATION AND STANDING. Fastcom is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida. Fastcom has all requisite power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Fastcom, and all states in which Fastcom is qualified to do business as of the date hereof, are listed in the Disclosure Schedule. A copy of the Certificate of Limited Partnership of Fastcom (certified by the Secretary of State of Florida), and the Agreement of Limited Partnership, as amended to date, delivered to Datalinc and Thrucomm, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the Disclosure Schedule, Fastcom does not own any interest in any other corporation, business trust or similar entity. The minute books of Fastcom contains accurate records of all meetings of its Partners since its formation.

4.2 CAPITALIZATION. The number of Partnership Units which are issued and outstanding are as set forth in the Disclosure Schedule. All of such Units are duly authorized, validly issued and outstanding, fully paid and nonassessable, and owned of record and beneficially by the Fastcom Distributees, in such amounts as are set forth opposite their respective names thereon, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Fastcom Distributees, or, to the Fastcom Distributees' knowledge, are a party or by which any of them is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Fastcom. There are no outstanding securities convertible or exchangeable, actually or contingently, into Partnership Units or any other securities of Fastcom. Fastcom has no subsidiaries except Thrucomm.

4.3 AUTHORITY. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Fastcom in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Fastcom, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

4.4 PROPERTIES. Except as set forth in the Disclosure Schedule, Fastcom has good title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), or thereafter acquired. Fastcom has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Fastcom and, to the knowledge of Fastcom, the other parties thereto in accordance with its terms. Neither Fastcom nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of Fastcom is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Fastcom, has any such condemnation, ex-propriation or taking been proposed. None of the assets of Fastcom is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof

4.5 CONTRACTS LISTED; NO DEFAULT. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Fastcom (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Fastcom and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.16), which would be required to be listed as exhibits to an Annual Report on Form 10-K if Fastcom were subject to the reporting requirements of the Exchange Act
(individually, the "Fastcom Contract" and collectively, the "Fastcom Contracts"), are listed and described in the Disclosure Schedule. Fastcom is the holder of, or party to, all of the Fastcom Contracts. To the knowledge of Fastcom, the Fastcom Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Fastcom nor any signatory thereto is in default or breach of any material provision of the Fastcom Contracts. Fastcom's operation of its business has been, is, and will, between the date hereof and the Closing Date (as hereinafter defined), continue to be, consistent with the material terms and conditions of the Fastcom Contracts. Subsequent to the consummation of the Reorganization, Fastcom shall use its best efforts to cause the transfer and otherwise assign for the benefit of Thrucomm, the Fastcom Contracts.

4.6 LITIGATION. Except as disclosed in the Disclosure Schedule, there is no claim, action, proceeding or investigation pending or threatened against or affecting Fastcom before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Fastcom, could have any materially adverse effect on Fastcom. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Fastcom.

4.7 TAXES. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon'. and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

Fastcom has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Fastcom are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Fastcom has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date (as hereinafter defined), and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

Fastcom is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Fastcom that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of Fastcom. There is no valid basis, to the knowledge of Fastcom except as set forth in the Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Fastcom by any governmental authority.

4.8 COMPLIANCE WITH LAWS AND REGULATIONS. To its knowledge, Fastcom is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Fastcom is currently conducted or to which Fastcom is currently subject which have a material impact on Fastcom, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust, antimonopolies and fair trade practice laws and the Federal Occupational Health and Safety Act. Fastcom does not know of any assertion by any party that it is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Fastcom. To the knowledge of Fastcom there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Fastcom.

4.9 INSURANCE. Fastcom is covered by insurance policies as identified and described in the Disclosure Schedule or Schedule 4.9, adequate, in the reasonable opinion of the Fastcom, to cover Fastcom against loss, damage and liability and will maintain such insurance up to and including the Closing Date (as hereinafter defined). Fastcom has not received notice from any insurer or agent of such insurer that improvements or expenditures will have to be made in order to continue such insurance and, so far as known to Fastcom, no such improvements or expenditures are required (other than premium payments). There is no liability under any insurance policy in nature of a retroactive rate adjustment or loss sharing or similar arrangement except as set forth in the Disclosure Schedule.

4.10 CONDITION OF ASSETS. The equipment, fixtures and other personal property of Fastcom, taken as a whole, is in good operating condition and Repair (ordinary wear and tear excepted) for the conduct of the business of Fastcom as presently being conducted.

4.11 NO BREACHES. To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by Fastcom will not

     (i) conflict with or violate the Certificate of Limited Partnership or Agreement of Limited Partnership of Fastcom;

     (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Fastcom is a party or by which Fastcom or any of its assets, business, or operations may be bound or affected; or

     (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Fastcom under, or create any rights of termination, cancellation or acceleration in any person under, any Fastcom Contract.

4.12 DISCLOSURE SCHEDULE COMPLETE. Fastcom shall promptly supplement the Disclosure Schedule if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Disclosure Schedule following the date hereof shall not in any way affect Thrucomm's right not to consummate the transactions contemplated hereby as set forth in Article VII hereof

4.13 EMPLOYEES. Except as set forth in the Disclosure Schedule, none of the employees of Fastcom is represented by any labor union or collective bargaining unit and, to the knowledge of Fastcom, no discussions are taking place with respect to such representation.

4.14 FINANCIAL STATEMENTS. To its knowledge, the Disclosure Schedule contains audited balance sheets as of December 31, 1996 and related statements of operations, statements of cash flows and statements of partner' equity of Fastcom for the one-year periods ended December 31, 1996, and December 31, 1995 and compiled balance sheets as of March 31, 1997, and related statements of operations, statements of cash flows and statement of partners' equity for the three-month period ended June 30, 1997 (collectively, the "Financial Statements"). The Financial Statements present fairly, in all respects, the financial position and results of operations of Fastcom as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP" 1). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Fastcom as of the date of the Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Fastcom as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Fastcom does not have any known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Fastcom is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to Fastcom taken as a whole.

4.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the disclosure Schedule, since December 31,1996, there has not been:

     (a) any material adverse change in the financial condition, properties, assets, liabilities or business or a decrease in net worth of Fastcom;

     (b) any material damage, destruction or loss of any material properties of Fastcom, whether or not covered by insurance;

     (c) any material change in the manner in which the business of Fastcom has been conducted, including, without limitation, collection of accounts receivable and payment of accounts receivable;

     (d) any change in the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates utilized by Fastcom;

     (e) any voluntary or involuntary sale, assignment, abandonment, surrender, termination, transfer, license or other disposition, of any kind or nature, of any property or right (including, without limitation, any equipment office equipment, accounts receivable, intangible assets, business records or Fastcom Contracts, excepting only transfers in accordance with past practices or collection of accounts receivable in the ordinary course of business;

     (f) any material change in the treatment and protection of trade secrets or other confidential information of Fastcom;

     (g) any material change in the business or contractual relationship of Fastcom with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of Fastcom;

     (h) any strike, material grievance proceeding or other labor dispute, any union organizational activity or other occurrence, event or condition of any similar character which might reasonably be expected to adversely affect the business of Fastcom;

     (i) any loan or advance by Fastcom to any party other than credit extended to clients in the ordinary course of business as previously conducted;

     (j) any incurrence by Fastcom of debts, liabilities or obligations of any nature whether accrued, absolute, contingent, direct, indirect or inchoate, or otherwise, and whether due or to become due, except:

          (i) current liabilities incurred for services rendered in the ordinary course of Fastcom's business and entered into at arms' length;

          (ii) obligations incurred in the ordinary course of Fastcom's business entered into at arms' length;

          (iii) liabilities on account of taxes and governmental charges, but not penalties, interest or fines in respect thereof,

          (iv) obligations or liabilities incurred by virtue of the execution of this Agreement; or

          (v) liabilities pursuant to the litigation listed in the Disclosure Schedule; or

     (k) any agreement by Fastcom, whether written or oral, to do any of the foregoing; and

     (l) any  occurrence  not  included  in  paragraphs  (a) through (k) of this
     Section 4.15 which has resulted, or which Fastcom have reason to believe, in their reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Fastcom.

4.16 GOVERNMENTAL LICENSES, PERMITS, ETC. To its knowledge, Fastcom has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The Disclosure Schedule includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

4.17 EMPLOYEE AGREEMENTS.

     (a) For purposes of this Agreement, the following definitions apply:

          (1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

          (2)  "Multi-employer  Plan" means a plan,  as defined in ERISA Section
          3(37),  to  which  either  Fastcom   contributes  or  is  required  to
          contribute.

          (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA other than a Multi-employer Plan to which either Fastcom contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Fastcom.

          (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA.

          (5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan.

          (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Fastcom, former employees, officers, directors or stockholders of Fastcom any compensation or other benefits, whether deferred or not in excess of base salary or wages, including, but not limited to, any bonus or incentive plan stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

     (b) The Disclosure Schedule hereto lists, all

          (1) employment agreements and collective bargaining agreements to which Fastcom is a party;

          (2) Compensation Arrangements of Fastcom;

          (3) Employee Welfare Plans;

          (4) Employee Pension Plans; and

          (5) consulting agreements under which Fastcom has or may have any monetary obligations to employees or consultants of Fastcom or its beneficiaries or legal representatives or under which any such persons may have any rights. Fastcom has previously made available to Thrucomm true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, Fastcom has previously delivered or made available to Thrucomm

               (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts;

               (2) certified copies of all Partners' consents adopting such plans and trust documents and amendments thereto;

               (3)  current  investment  management  agreements;

               (4)  custodial  agreements;

               (5) fiduciary liability  insurance policies;

               (6) indemnification agreements;

               (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of Section 401 (a) of the Code;

               (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasi-governmental agency with respect to the last plan year;

               (9) Annual Reports (Form 5500 Series) and Schedules A and B thereto for the last plan year;

               (10) all actuarial  reports prepared for the last plan year;

               (11) all certified  Financial  Statements for the last plan year;
               and

               (12) all current Summary Plan Descriptions, Summaries of Material Modifications and Summary Annual Reports. All documents delivered by Fastcom to Thrucomm as photocopies faithfully reproduce the originals thereof such originals are authentic and were, to the extent execution was required, duly executed.

     (c) Except as otherwise disclosed in the Disclosure Schedule:

          (1) Each Employee Plan and Compensation Arrangement, to the knowledge of Fastcom, currently substantially complies and has substantially complied in the past, both as to form and operation, with their terms and with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and all other applicable federal or state laws, rules and regulations. Each Employee Plan and Compensation Arrangement has been administered to date in substantial compliance with the requirements of ERISA and the Code, and all reporting and disclosure requirements by any governmental agency have been timely filed and substantially complied with.

          (2) With respect to any Multi-employer Plan (within the meaning of Section 3(37) of the ERISA) Fastcom (under the terms of Section 414(b) or (c) of the Code) are not required to make any contribution thereto.

          (3) To the knowledge of Fastcom, the Employee Pension Plans, to the extent they are intended to be tax-qualified, satisfy all coverage and minimum participation requirements, if any, imposed on such Employee Plans by the applicable terms of the Code and ERISA.

          (4) Fastcom is not aware of any failures to provide continuation coverage, as defined in Section 498OB(l) of the Code, to any such qualified beneficiaries.

          (5) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Fastcom, which could reasonably be expected to be asserted against any Employee Plan or Compensation Arrangement or the assets of any such Plan. None of the Employee Plans or Compensation Arrangements, to the knowledge of Fastcom, currently is the subject of any audit, investigation or examination by any governmental or quasi-governmental agency, nor is Fastcom aware of the existence of any facts that would lead them to believe that any such audit, investigation or examination is pending or threatened.

          (6) Except as described in the Disclosure Schedule, Fastcom does not sponsor, maintain or contribute to any Employee Plan or Compensation Arrangement that provides retiree medical or retiree life insurance coverage to former employees of Fastcom.

          (7) With respect to each Employee Plan, except as set forth in the Disclosure Schedule:

               (i) each Employee Pension Plan and each amendment thereto is qualified under the Code and has received favorable determination letters with regard thereto or is based on a prototype plan which has received a favorable determination letter;

               (ii) the Financial Statements reflect all of the employee benefit liabilities of Fastcom in a manner satisfying the requirements of SFAS 87 and 88;

               (iii) to the knowledge of Fastcom, Fastcom has not, with respect to any Employee Plan, engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, which would subject Fastcom or Thrucomm to any taxes, penalties or other liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Section 409 or 502(i);

               (iv) to the knowledge of Fastcom, no event has occurred and no condition exists that would subject Fastcom or Thrucomm to any tax under Code Section 4971, 4972, 4976, 4977 or 4979 or a fine under ERISA Section 502(c)-,

               (v) to the knowledge of Fastcom, Fastcom have complied in all material respects with the reporting and disclosure requirements of ERISA;

               (vi) all insurance premiums, including PBGC premiums, required pursuant to the Employee Plans as of the Closing Date have been or will be paid;

               (vii) Fastcom has or will have, as of the Closing Date, made all contributions or payments (including funding for any past service liabilities) to or under such Employee Plans required by law or by the terms of such Plans or any contracts or agreements. To the knowledge of Fastcom, the aggregate current value of all vested accrued benefits under all Employee Plans does not exceed the aggregate current value of all assets of such plans allocable to such accrued benefits; and

               (viii) to the knowledge of Fastcom, Fastcom have performed substantially all obligations required to be performed by it under each plan or arrangement under each Employee Plan and Compensation Arrangement and it is not in default or in violation of, and has no knowledge of any such default or violation by any other party to any substantial provision of, any and all such plans or arrangements.

          (8) Notwithstanding anything contained herein to the contrary, all obligations of Fastcom with respect to any Employee Plans of Fastcom shall be terminated as of the date of the Closing. Further, Fastcom shall indemnify and hold harmless Thrucomm of and from any losses or liabilities accruing to Thrucomm arising out of or in any way related to Fastcom's Employee Plans.

4.18 KEY MAN LIFE INSURANCE. The parties acknowledge that the insured persons reflected on those certain key man life insurance policies reflected on Schedule
4.18 of this Agreement shall have the fight to have such policies assigned to them, at their own discretion, cost and expense

4.19 BROKERS. Fastcom shall indemnify and hold Thrucomm harmless from any claim by any broker or other person for commissions or other compensation for bringing about the transactions contemplated hereby, where such claim is based on the purported employment or authorization of such broker or other person by Fastcom.

4.20 BUSINESS LOCATIONS. Fastcom does not own or lease any real or personal property in any state except as set forth in the Disclosure Schedule. Fastcom have no places of business (including, without limitation Fastcom's executive offices or places where Fastcom's books and records are kept) except as otherwise set forth in the Disclosure Schedule.

4.21 INTELLECTUAL PROPERTY. The Disclosure Schedule fists all of the Intellectual Property (as hereinafter defined) used by Fastcom which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual Property" means all of Fastcom's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Fastcom. Other than as disclosed in the Disclosure Schedule, Fastcom does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by Fastcom or otherwise. All of the patents, trademark registrations and copyrights listed in the Disclosure Schedule that are owned by Fastcom are valid and in full force and effect. To the knowledge of Fastcom, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by Fastcom, nor to its knowledge are any proceedings threatened alleging any such violation, nor does Fastcom know of any valid basis for any such proceeding or claim. To the knowledge of Fastcom, there is no infringement or other adverse claim against any of the Intellectual Property owned or used by Fastcom. To the knowledge of Fastcom, the use of software by Fastcom does not violate or otherwise infringe upon the rights of any third party.

4.22 WARRANTIES. The Disclosure Schedule sets forth a true and complete estimate of the forms of all express warranties and guaranties made by Fastcom to third parties with respect to any services rendered by Fastcom.

4.23 CLIENTS AND SUPPLIERS. Except as set forth in the Disclosure Schedule, Fastcom does not know and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material client or supplier of Fastcom will not continue to conduct business with Fastcom after the Closing Date in substantially the same manner as it has conducted business prior thereto.

4.24 ACCOUNTS RECEIVABLE. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by Fastcom, consist, in the aggregate in all material respects and 90% of such items which are collectible in the ordinary and usual course of business.

4.25 GOVERNMENTAL APPROVALS. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Fastcom with, any governmental authority, federal, state or local, is required in connection with Fastcom's execution, delivery and performance of this Agreement.

4.26 NO OMISSIONS OR UNTRUE STATEMENTS. To its knowledge, no representation or warranty made by Fastcom to Thrucomm in this Agreement or in any certificate of the Fastcom General Partner required to be delivered to Thrucomm pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

V. REPRESENTATIONS AND WARRANTIES OF THRUCOMM

Thrucomm represents and warrants to the Partnerships as follows, with the knowledge and understanding that the Partnerships are each relying materially on such representations and warranties:

5.1 ORGANIZATION AND STANDING OF THRUCOMM. Thrucomm is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Thrucomm. The copies of the articles of incorporation and bylaws of Thrucomm (certified by the Secretary of Thrucomm), delivered to the Partnerships, are true and complete copies of those documents as now in effect. Except as set forth in the Disclosure Schedule, Thrucomm does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute book of Thrucomm contains accurate records of all meetings of its incorporator, stockholders and Board of Directors since its date of incorporation.

5.2 AUTHORITY. Thrucomm's Board of Directors has approved and adopted this Agreement and the Reorganization. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Thrucomm in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of Thrucomm, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the fights of creditors generally.

5.3 NO BREACHES. To its knowledge, the making and performance of this Agreement (including, without limitation, the issuance of the Thrucomm Reorganization Stock) by Thrucomm will not (i) conflict with the articles of incorporation or the bylaws of Thrucomm; (ii) violate any order, writ, injunction, or decree applicable to Thrucomm; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance, upon any asset of Thrucomm under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which Thrucomm is a party or by which Thrucomm or any of its assets may be bound.

5.4 CAPITALIZATION. The authorized capital stock of Thrucomm is comprised of the following: (i) 100,000,000 shares of Common Stock, no par value (the "Common Stock"), one share of which is issued and outstanding; and (ii) 25,000,000 shares of Preferred Stock, no par value (the "Preferred Stock'), with such designation, fights and preferences as may be determined from time to time by the Board of Directors of Thrucomm, of which no shares are issued and outstanding.

All of the outstanding shares of Thrucomm Common Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any person. The Reorganization Stock, to be issued upon effectiveness of the Reorganization, when issued in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable. Other than as stated in this Section 5.4, there are no outstanding subscriptions, options, warrants, calls or fights of any kind issued or granted by, or binding upon, Thrucomm, to purchase or otherwise acquire any shares of capital stock of Thrucomm, or other equity securities or equity interests of Thrucomm or any debt securities of Thrucomm.

5.5 GOVERNMENTAL APPROVAL; CONSENTS. To its knowledge, except for the reports required to be filed in the future by Thrucomm as a reporting company under the Exchange Act, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Thrucomm with, any governmental authority, federal state or local, is required in connection with Thrucomm's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of Thrucomm to enable Thrucomm to enter into and carry out this Agreement.

5.6 FINANCIAL STATEMENTS. To its knowledge, the Disclosure schedule contains audited balance sheets as of December 31, 1996 and related statements of operations, statements of cash flows and statements of stockholders' equity of Thrucomm for the one-year period ended December 31, 1996 and compiled balance sheets as of March 31, 1997, and related statements of operations, statements of cash flows and statement of stockholder' equity for the three-month period ended June 30, 1997 (collectively, the "Financial Statements"). The Financial Statements present fairly, in all respects, the financial position and results of operations of Thrucomm as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Thrucomm as of the date of the Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Thrucomm as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Thrucomm does have any known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Thrucomm is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

5.7 ADVERSE DEVELOPMENTS. Except as expressly provided or set forth in, or required by, this Agreement or as set forth in the Thrucomm Financial Statements, since June 30, 1997, there have been no materially adverse changes in the assets, liabilities, properties, operations or financial condition of Thrucomm, and no event has occurred other than in the ordinary and usual course of business or as set forth in the Thrucomm Financial Statements which could be reasonably expected to have a materially adverse effect upon Thrucomm, and Thrucomm does not know of any development or threatened development of a nature that will, or which could be reasonably expected to, have a materially adverse effect upon Thrucomm's operations or future prospects.

5.8 CONTRACTS LISTED; NO DEFAULT. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral connected with or relating in any respect to present or proposed future operations of Thrucomm (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Thrucomm and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 5.5), which would be required to be listed as exhibits to an Annual Report on Form 10-K if Thrucomm were subject to the reporting requirements of the Exchange Act

(individually, the "Thrucomm Contract" and collectively, the "Thrucomm Contracts"), are listed and described in the Disclosure Schedule. Thrucomm is the holder of, or party to, all of the Thrucomm Contracts. To the knowledge of Thrucomm, the Thrucomm Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Thrucomm nor any signatory thereto is in default or breach of any material provision of the Thrucomm Contracts. Thrucomm's operation of its business has been, is, and will, between the date hereof and the Closing Date (as hereinafter defined), continue to be, consistent with the material terms and conditions of the Thrucomm Contracts.

5.9 TAXES. Thrucomm has duly filed all Returns required by any law or regulation to be filed by it except for extensions duly obtained. All such Returns were, when filed, and to the best of Thrucomm's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Thrucomm has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

Thrucomm is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Thrucomm that has not been paid. There are no Tax liens upon the assets of Thrucomm (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to the best of Thrucomm's knowledge, except as set forth in the Disclosure
Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Thrucomm by any governmental authority.

5.10 LITIGATION. Except as disclosed in the Disclosure Schedule, there is no claim action, proceeding or investigation pending or, to Thrucomm's knowledge, threatened against or affecting Thrucomm before or by any court, arbitrator or governmental agency or authority which in the reasonable judgment of Thrucomm could have a materially adverse effect on Thrucomm. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Thrucomm.

5.11 COMPLIANCE WITH LAWS AND REGULATIONS. To its knowledge, Thrucomm is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions in which the business of Thrucomm is currently conducted or to which Thrucomm is currently subject, which may have a material impact on Thrucomm, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust, antimonopolies and fair trade practice laws and the Federal Occupational Health and Safety Act. Thrucomm does not know of any assertion by any party that Thrucomm is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Thrucomm. To Thrucomm's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications of existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Thrucomm

5.12 GOVERNMENTAL LICENSES, PERMITS, ETC. To its knowledge, Thrucomm has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

5.13 BROKERS. Thrucomm has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

5.14 EMPLOYEE PLANS. Except as listed in the Disclosure Schedule, Thrucomm has no Employee Plans or Compensation Agreements.

5.15 NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by Thrucomm to the Partnerships in this Agreement or in any certificate of a Thrucomm officer required to be delivered to the Partnerships pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, outs or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

5.16 DISCLOSURE SCHEDULE COMPLETE. Thrucomm shall promptly supplement the Disclosure Schedule if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete fist and description of all items required to be set forth therein. The Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Disclosure Schedule following the date hereof shall not in any way affect Thrucomm's right not to consummate the transactions contemplated hereby as set forth in Article VII hereof

VI. PARTNER/STOCKHOLDER APPROVAL; CLOSING; CLOSING DELIVERIES

6.1  PARTNER/STOCKHOLDER APPROVAL.

     (A) DATALINC. Pursuant to the Agreement of Limited Partnership of Datalinc, the affirmative vote of the holders of at least two-thirds of all of the outstanding voting rights of the Units is necessary to approve and adopt the Reorganization. If a Limited Partner does not consent to the Reorganization but the Reorganization is approved by the requisite vote of other Limited Partners, such Limited Partner is bound by such approval.

     (B) FASTCOM. The Board of Directors of the Fastcom General Partner, without dissent or abstention, has approved the Reorganization. Datalinc owns approximately 80% of all of the outstanding voting rights of the Units of Fastcom and the Datalinc General Partner has given written consent to the Reorganization, which consent is sufficient to give Fastcom's approval to the Reorganization Agreement and Reorganization.

     (C) THRUCOMM. The Board of Directors of Thrucomm, without dissent or abstention, and Datalinc, the sole stockholder of Thrucomm, have approved the Reorganization.

6.2 CLOSING. Subject to the other provisions of this Agreement, the parties shall hold a closing (the "Closing") no later than the fifth business day (or such later date as the parties hereto may agree) following the later of (a) the date that all of the parties hereto give their consent to the approval and adoption of the Reorganization and this Agreement; or (b) the business day on which the last of the conditions set forth in Articles VII and VIII is fulfilled or waived (such later date, the "Closing Date") at 10:00 a.m. at the offices of Thrucomm or at such other time and place as the parties may agree upon.

6.3  CLOSING DELIVERIES.

     (A) DATALINC. At the Closing, Datalinc shall deliver, or cause to be delivered to Fastcom and Thrucomm:

          (1) a certificate, dated as of the Closing Date, to the effect that the representations and warranties of Datalinc contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that Datalinc has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Datalinc on or prior to the Closing Date;

          (2) a certificate, dated as of the Closing Date, executed by the Datalinc General Partner, certifying the Certificate of Limited Partnership and Agreement of Limited Partnership of Datalinc, the incumbency and signature of the Datalinc General Partner and copies of the Datalinc General Partner's resolutions approving and authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

          (3) the books and records of Datalinc;

          (4) documentation satisfactory to Thrucomm evidencing the fact that the signatories on all relevant bank accounts of Datalinc have been changed to signatories designated by Thrucomm;

          (5) such other documents, at the Closing or subsequently, as may be reasonably requested by Fastcom and Thrucomm as necessary for the implementation and consummation of this Agreement and the transactions contemplated hereby; and

          (6) an opinion of Datalinc's counsel in form and substance reasonably satisfactory to Fastcom and Thrucomm in a form mutually agreed to prior to the Closing.

     (b) FASTCOM. At the Closing, Fastcom shall deliver, or cause to be delivered to Datalinc and Thrucomm:

          (1) a certificate, dated as of the Closing Date, to the effect that the representations and warranties of Fastcom contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that Datalinc has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Fastcom on or prior to the Closing Date;

          (2) a certificate, dated as of the Closing Date, executed by the Fastcom General Partner, certifying the Certificate of Limited
          Partnership and Agreement of Limited Partnership of Fastcom the incumbency and signature of the Fastcom General Partner and copies of the Fastcom General Partner's resolutions approving and authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

          (3) the books and records of Fastcom;

          (4) documentation satisfactory to Thrucomm evidencing the fact that the signatories on all relevant bank accounts of Fastcom have been changed to signatories designated by Thrucomm;

          (5) such other documents, at the Closing or subsequently, as may be reasonably requested by Datalinc and Thrucomm as necessary for the implementation and consummation of this Agreement and the transactions contemplated hereby; and

          (6) an opinion of Fastcom's counsel in form and substance reasonably satisfactory to Datalinc and Thrucomm in a form mutually agreed to prior to the Closing.

     (c) THRUCOMM. At the Closing, Thrucomm shall deliver, or cause to be delivered, to the Partnerships:

          (1) a certificate of Thrucomm, dated as of the Closing Date, to the effect that the representations and warranties of Thrucomm contained in this Agreement are true and correct in all material respects and that Thrucomm has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Thrucomm on or prior to the Closing Date;

          (2) a certificate, dated as of the Closing Date, executed by the Secretary of Thrucomm, certifying the Articles of Incorporation and Bylaws of Thrucomm, the incumbency and signatures of the officers of Thrucomm and copies of the directors' resolutions of Thrucomm approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (3) certificates representing the Preferred Stock issuable upon consummation of the Reorganization;

          (4) employment agreements, in the form attached hereto as Schedule 6.3(c), with those particular officers and directors of Thrucomm as listed therein;

          (5) a written consent by any lender whether bank consent is required as to the consummation of the Reorganization; and

          (6) an opinion of Thrucomm's counsel in form and substance reasonably satisfactory to the Partnerships in a form mutually agreed to prior to the Closing.

VII.  CONDITIONS TO OBLIGATIONS OF THRUCOMM

The obligations of Thrucomm to consummate the Closing are subject to the following conditions, any of which may be waived by Thrucomm in its sole discretion:

7.1      DATALINC.

     (a) COMPLIANCE BY DATALINC. Datalinc shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Datalinc prior to or on the Closing Date.

     (b) ACCURACY OF THE REPRESENTATIONS AND WARRANTIES OF DATALINC. The representations and warranties of Datalinc contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     (c) MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred subsequent to December 31, 1996, in the financial position, results of operations, assets, liabilities or prospects of Datalinc, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of Datalinc within the reasonable discretion of Thrucomm.

     (d) DOCUMENTS. All documents and instruments delivered by Datalinc to Thrucomm at the Closing shall be in form and substance reasonably satisfactory to Thrucomm and its counsel.

     (e) CAPITALIZATION. At the Closing Date, the number of Partnership Units of Datalinc which are issued and outstanding shall be as set forth in the Disclosure Schedule.

     (f) REORGANIZATION. The Reorganization shall qualify as a reorganization under Section 368 of the Code and further there are no material adverse tax consequences to the Reorganization.

     (g)  LITIGATION.   No  litigation   seeking  to  enjoin  the   transactions
     contemplated by this Agreement or to obtain damages on, account hereof shall be pending or, to the knowledge of Datalinc, be threatened.

     (h) CERTAIN CONSENTS. Other than as set forth herein, Datalinc shall have received all applicable consents contemplated by the Disclosure Schedule in writing, in form and substance reasonably satisfactory to Thrucomm and its counsel, to Datalinc's entry into this Agreement and consummation of the Reorganization.

     (i) PARTNER APPROVAL. Datalinc shall have received Partner approval of the Reorganization and this Agreement as set forth in Section 6.1 hereof.

     (j) ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. Other than as set forth herein, Datalinc shall assign or cause to be assigned to Thrucomm all of its right, title and interest in and to that certain intellectual property as set forth on Schedule 7. 10).

     (k) LIABILITIES DISCLOSED. Subsequent to the satisfaction of that certain debt as set forth on Schedule 7. 1 (k) of this Agreement, at the Closing

     Date, the liabilities, contingent and otherwise, of Datalinc shall in the aggregate not exceed $300,000.

          (1) SATISFACTION OF DEBT. Datalinc shall contemporaneous with the Closing, satisfy in full those certain debt obligations as set forth on Schedule 7. I (I) of this Agreement.

7.2  FASTCOM.

     (a) COMPLIANCE BY FASTCOM. Fastcom shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Fastcom prior to or on the Closing Date.

     (b) ACCURACY OF THE REPRESENTATIONS AND WARRANTIES OF FASTCOM. The representations and warranties of Fastcom contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     (c) MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred subsequent to December 31, 1996, in the financial position, results of operations, assets, liabilities or prospects of Fastcom, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of Fastcom within the reasonable discretion of Thrucomm.

     (d) DOCUMENTS. All documents and instruments delivered by Fastcom to Thrucomm at the Closing shall be in form and substance reasonably satisfactory to Thrucomm and its counsel.

     (e) CAPITALIZATION. At the Closing Date, the number of Partnership Units of Fastcom which are issued and outstanding shall be as set forth in the Disclosure Schedule.

     (f) REORGANIZATION. The Reorganization shall qualify as a reorganization under Section 368 of the Code and further there are no material adverse tax consequences to the Reorganization.

     (g)  LITIGATION.   No  litigation   seeking  to  enjoin  the   transactions
     contemplated by this Agreement or to obtain damages on, account hereof shall be pending or, to the knowledge of Fastcom, be threatened.

     (h) CERTAIN CONSENTS Other than as set forth herein, Fastcom shall have received all applicable consents contemplated by the Disclosure Schedule in writing, in form and substance reasonably satisfactory to Thrucomm and its counsel, to Fastcom's entry into this Agreement and consummation of the Reorganization.

     (i) PARTNER APPROVAL. Fastcom shall have received Partner approval of the Reorganization and this Agreement as set forth in Section 6.2 hereof

     (j) ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. Other than as set forth herein, Fastcom shall assign or cause to be assigned to Thrucomm all of its right, title and interest in and to that certain intellectual property as set forth on Schedule 7.20).

     (k) LIABILITIES DISCLOSED. Subsequent to the satisfaction of that certain debt as set forth on Schedule 7.2(k) of this Agreement, at the Closing Date, the liabilities, contingent and otherwise, of Datalinc shall in the aggregate not exceed $300,000.

     (1) SATISFACTION OF DEBT. Datalinc shall contemporaneous with the Closing, satisfy in full those certain debt obligations as set forth on Schedule 7.2(l) of this Agreement.

VIII. CONDITIONS TO THE PARTNERSHIPS OBLIGATIONS

The obligations of the Partnerships to consummate the Closing are subject to the following conditions, any of which may be waived by the Partnerships in their sole discretion:

8.1 COMPLIANCE BY THRUCOMM. Thrucomm shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date.

8.2 ACCURACY OF THRUCOMM'S REPRESENTATIONS. Thrucomm's representations and warranties contained in this Agreement (including the exhibits hereto and the Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

8.3 MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred subsequent to December 31, 1996 in the financial position, results of operations, assets, liabilities or prospects of Thrucomm taken as a whole, nor shall any event or circumstance have occurred which would result in a material adverse change in the business, assets or condition, financial or otherwise, of Thrucomm taken as a whole, within reasonable discretion of Thrucomm.

8.4 LITIGATION. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to Thrucomm's knowledge, be threatened.

8.5 REORGANIZATION.  The Reorganization  shall qualify as a reorganization under
Section 368 of the Code and further there are no material adverse tax consequences to the Reorganization.

8.6  DOCUMENTS.  All  documents  and  instruments  delivered  by Thrucomm to the
Partnerships  at  the  Closing  shall  be  in  form  and  substance   reasonably
satisfactory to the Partnerships and their counsel.

III.     INDEMNIFICATION

9.1 BY THE PARTNERSHIPS. Subject to Section 9.4, the Partnerships shall indemnify, defend and hold Thrucomm, its directors, officers, shareholders, attorneys, agents and affiliates, harmless from and against any and all losses, costs, liabilities, damages, and expenses (including legal and other expenses incident thereto) of every kind, nature and description (collectively, "Losses") that result from or arise out of (i) the breach of any representation or warranty of Datalinc or Fastcom set forth in this Agreement or in any certificate delivered to Thrucomm pursuant hereto; or (ii) the breach of any of the covenants of Datalinc or Fastcom contained in or arising out of this Agreement or the transactions contemplated hereby.

9.2 BY THRUCOMM. Subject to Section 9.4, Thrucomm shall indemnify, defend, and hold the Partnerships and their partners harmless from and against any and all Losses that arise out of (i) the breach of any representation or warranty of Thrucomm set forth in this Agreement or in any certificate delivered to Datalinc or Fastcom pursuant hereto; or (ii) the breach of any of the covenants of Thrucomm contained in or arising out of this Agreement or the transactions contemplated hereby.

9.3 CLAIMS PROCEDURE. Should any claim covered by Sections 9.1 or 9.2 be asserted against a party entitled to indemnification under this Article (the "Indemnitees"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"); provided, however, that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this Article if such delay or failure was not prejudicial to the Indemnitor. The Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor and Indemnitee, such consent not to be unreasonably withheld or delayed, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the fight to assume the defense thereof without prejudice to its rights to indemnification hereunder.

9.4 LIMITATIONS ON LIABILITIES. Neither Datalinc nor Fastcom nor Thrucomm shall be liable hereunder as a result of any misrepresentation or breach of such party's representations, warranties or covenants contained in this Agreement unless and until the Losses incurred by Datalinc, Fastcom or Thrucomm, as the case may be, as a result of such misrepresentations or breaches under this Agreement shall exceed, in the aggregate, $50,000 (in which case the party liable therefor shall be liable for the entire amount of such claims, including the first $50,000).

X.       TERMINATION

10.1 TERMINATION PRIOR TO CLOSING.

     (a) If the Closing has not occurred by December 31, 1997, any of the parties hereto may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties; provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof

     (b) Prior to December 31, 1997, either Datalinc, Fastcom or Thrucomm may terminate this Agreement following the insolvency or bankruptcy of the other, or if any one or more of the conditions to Closing set forth in

     Articles VI, VII or VIII shall become incapable of fulfillment and shall not have been waived by the party for whose benefit the condition was established, then either Datalinc, Fastcom or Thrucomm may terminate this Agreement.

10.2 CONSEQUENCES OF TERMINATION. Upon termination of this Agreement pursuant to this Article X or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others except as specified in Section 12.3. No termination of this Agreement, however, whether pursuant to this Article X hereof or under any other express fight of termination provided elsewhere in this Agreement, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof

XI.      ADDITIONAL COVENANTS

11.1 MUTUAL COOPERATION. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

11.2 CHANGES IN REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS. Between the date of this Agreement and the Closing Date, neither Datalinc nor Fastcom shall, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Datalinc or Fastcom herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event- or (b) the Closing Date. The Partnerships shall promptly give written notice to Thrucomm upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement; and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of the Partnerships contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

11.3 CHANGES IN REPRESENTATIONS AND WARRANTIES OF THRUCOMM. Between the date of this Agreement and the Closing Date, Thrucomm shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Thrucomm herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event; or (b) the Closing Date. Thrucomm shall promptly give written notice to the Partnerships upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement; and
(ii) any impending or threatened breach in any material respect of any of the representations and warranties of Thrucomm contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

XII.  MISCELLANEOUS

12.1 EXPENSES. Datalinc, Fastcom and Thrucomm shall each pay its own expenses incident to the negotiation, preparation and carrying out of this Agreement, including all fees and expenses of its counsel and accountants for all activities of such counsel and accountants undertaken pursuant to this Agreement, whether or not the transactions contemplated hereby are consummated.

12.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All statements contained in this Agreement or in any certificate delivered by or on behalf of Datalinc, Fastcom or Thrucomm pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by Datalinc, Fastcom or Thrucomm, as the case may be, hereunder. All representations, warranties and covenants made by Datalinc, Fastcom and Thrucomm in this Agreement, or pursuant hereto, shall survive for a period of two (2) years subsequent to the Closing.

12.3 NONDISCLOSURE. Neither Datalinc nor Fastcom will at any time after the date of this Agreement, without Thrucomm's consent, divulge, furnish to or make accessible to anyone (other than to its representatives as part of its due diligence or corporate investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of Thrucomm.

Thrucomm will not at any time after the date of this Agreement, without the consent of the Partnerships (except as may be required by law), use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation) with respect to Datalinc or Fastcom.

The undertakings set forth in the preceding two paragraphs of this Section 12.3 shall lapse if the Closing takes place.

Any information, which (i) at or prior to the time of disclosure by either of Datalinc, Fastcom or Thrucomm was generally available to the public through no breach of this covenant; (ii) was available to the public on a nonconfidential basis prior to its disclosure by Datalinc, Fastcom or Thrucomm; or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to Datalinc, Fastcom or Thrucomm, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

12.4 SUCCESSION AND ASSIGNMENTS; THIRD PARTY BENEFICIARIES. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

12.5 NOTICES. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission; (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested; or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

If to Datalinc:

1641 Commerce Avenue North
St. Petersburg, FL 33716
Attn:    John F. Kolenda,
Chairman of the Board of Integrated Communication Networks, Inc., the General Partner


If to Fastcom:

1641 Commerce Avenue North
St. Petersburg, FL 33716
Attn:    John F. Kolenda,
Chairman of the Board of Fastcom Management, Inc., the General Partner

If to Thrucomm:

Thrucomm, Inc.
1641 Commerce Avenue North
St. Petersburg, FL 33716
Attn: Mark J. Gianinni
President

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (G) the fifth (5th) business day following the date deposited with the United States Postal Service, or (iii) twenty-four (24) hours after shipment by such courier service.

12.6 CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflicts of law thereof

12.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

12.8 NO IMPLIED WAIVER; REMEDIES. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

12.9 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties. 12.10 HEADINGS. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

12.11 SEVERABILITY. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

12.12 PUBLIC DISCLOSURE. From and after the date hereof through the Closing Date, neither Datalinc nor Fastcom nor Thrucomm shall issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

DATALINC, LTD., a Florida limited partnership

By:  Integrated  Communication  Networks,  Inc.,
     a Florida  corporation  General Partner


___________________________
By:  John F. Kolenda
     Chairman of the Board




FASTCOM, LTD., a Florida limited partnership

___________________________
By:  Fastcom Management, Inc.,
     a Florida corporation General Partner




THRUCOMM, INC.

___________________________
By:  Mark J. Gianinni
     Chairman of the Board

No  dealer,  salesperson  or  other  person  has  been  authorized  to give  any information or to make any representation not contained in this consent statement/prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by thrucomm. This consent statement/prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the preferred stock offered hereby, nor does it constitute an offer to sell or a solicitation to any person in any jurisdiction or under any circumstances in which such offering would be unlawful. Neither the delivery of this consent statement/prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.
                               TABLE OF CONTENTS
                                                                          PAGE
AVAILABLE INFORMATION..................V
SUMMARY................................ 1               THRUCOMM, INC.
SELECTED FINANCIAL INFORMATION.........14
RISK FACTORS...........................16
THE REORGANIZATION.....................22
EQUITY OWNERSHIP OF THE PARTNERSHIPS...27
THE FORMULA............................34
THRUCOMM OWNERSHIP TABLES..............38
RECOMMENDATION OF THE GENERAL PARTNERS.43
FAILURE TO APPROVE THE REORGANIZATION..47
CONSENT PROCEDURES.....................48         MANDATORY CONVERTIBLE
CERTAIN TAX CONSEQUENCES...............50             PREFERRED STOCK
COMPARATIVE RIGHTS OF INVESTORS........51                SERIES A-P
PRO FORMA CONDENSED FINANCIAL
INFORMATION............................58
DATALINC LTD., MANAGEMENT'S DISCUSSION
AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS..................67
FASTCOM LTD., MANAGEMENT'S DISCUSSION
AND ANALYSIS OF FINANCIAL CONDITION            ----------------------------
AND RESULTS OF OPERATIONS..............73      CONSENT STATEMENT/PROSPECTUS
BUSINESS - FASTCOM.....................76      ----------------------------
BUSINESS - DATALINC....................85
MANAGEMENT.............................87
PRINCIPAL STOCKHOLDERS.................93
DESCRIPTION OF THRUCOMM'S SECURITIES...95
LEGAL MATTERS..........................101
EXPERTS................................101
GLOSSARY...............................102
INDEX TO FINANCIAL STATEMENTS..........F-1            August ___, 1997
AGREEMENT AND PLAN OF REORGANIZATION...A-1
OPINION OF MICHAEL DAVIS & CO., P.A....B-1

UNTIL ______________, 1997 (25 DAYS AFTER COMMENCEMENT OF THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DESCRIPTION, MAY BE REQUIRED TO DELIVER A CONSENT STATEMENT/PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 607.0850(1) of the Florida Business Corporation Act ("FBCA") permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgement of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

     Section 607.0850(4) of the FCBA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

     Section 607.0850(3), however, provides that a Florida corporation must indemnify any director or officer of a corporation that has been successful in the defense of any proceeding referred to in Section 607.0850(1) or (2), or in the defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by him in connection therewith.

     Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

     Section 607.0850 of the FBCA further provides that the indemnification provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

     THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF FLORIDA LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT STATUTES OF THE FBCA.

      Reference is made to Article 7 of the Company's Articles of Incorporation filed as Exhibit 3.2 hereto.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      The following exhibits are filed with or incorporated by reference in this Registration Statement:

          EXHIBIT          NO.          DESCRIPTION          OF          EXHIBIT
================================================================================

2.1 Agreement and Plan of Reorganization, by and among Datalinc, Ltd., Fastcom, Ltd. and Thrucomm, Inc., dated May 5, 1997 **

2.1.1 (Revised) Agreement and Plan of Reorganization, by and among Datalinc, Ltd.., Fastcom, Ltd. and Thrucomm, Inc., dated August 1, 1997 -
          Included  as Appendix  A  to  the  Consent   Statement/Prospectus.*

3.1       Articles  of Incorporation of Thruco,  Inc.**

3.1.1 Articles of Amendment to Articles of Incorporation of Thruco, Inc. changing the corporate name to Thrucomm, Inc.*

3.1.2 Designation of Class, Series, Preferences and Right of Preferred Shares by Thrucomm, Inc.***

3.2       By-laws of  Thruco,  Inc.**

5.1       Opinion of Michael T. Williams,  P.A.*

8.1       Opinion of Schifino & Fleischer, P.A.*

10.1      Purchase   Agreement  by  and  between   Blue   Chip/Datalinc
          Corporation, Integrated Communication Networks, Inc., John F. Kolenda, Mark J. Gianinni and Datalinc, Ltd., dated as of September 1, 1993.*

10.1.1    Amendment to Purchase Agreement,  dated September 1, 1993.*

10.1.2 Purchase Agreement by and among Thrucomm, Inc., Blue Chip/Datalinc Corporation, Integrated Communications Networks, Inc., John F.Kolenda, Mark J. Gianinni and Datalinc, Inc., dated August __, 1997.***

10.1.3    Terms Sheet,  Blue Chip Guarantee to Datalinc,  Ltd.,  dated
          July 9, 1997*

10.1.4 $100,000 Demand Note between Datalinc, Ltd. and Blue Chip Capital Fund Limited, dated June 27, 1997.*

10.2      Option  Agreement  by and between  Datalinc,  Ltd. and CFG
          Securities  Corp.**

10.3 Managing Dealer Agreement by and between Fastcom, Ltd. and CFG Securities Corp., dated as of April 24, 1996.**

10.4.1 Agreement by and between Information Leasing Corporation, Datalinc, Ltd. and Fastcom, Ltd., dated as of September 6, 1995.**

10.4.2 Master Lease Agreement by and between Information Leasing Corporation, Datalinc, Ltd. and Fastcom, Ltd., dated as of November 7, 1995.**

10.5 Payment Agreement by and between Fastcom, Ltd. and Nova Engineering dated July 25, 1997.*

10.6 Form of Employment Agreement to be entered into by and among Thrucomm, Inc. and Messrs. Kolenda and Gianinni.*

10.7      Incentive and Non-Statutory Stock Option Plan.**

10.8      Non-Employee Directors Non-Statutory Stock Option Plan.**

10.9      Datalinc, Ltd., Management Incentive Plan **

10.9.1    Fastcom, Ltd., Management Incentive Plan, dated August 1, 1997.*

10.10.1 Thruco, Inc.'s $600,000 Line of Credit with United Bank and Trust Co., dated as of March 24, 1997.*

10.10.2 Datalinc's $300,000 Line of Credit with United Bank and Trust Co., dated as of October 3, 1994.*

10.10.3 $500,000 Line of Credit, Commitment Letter from United Bank, dated July 18, 1997.*

10.11 Industrial Lease Agreement between Industrial Developments International, Inc. and Datalinc-I, Ltd., dated as of April 15, 1991.*

10.12     Customer  Protection  Letter from Hughes Network  Systems.**

10.13     Letter from Hughes Network Systems, dated July 17, 1997. *

23.1 Consent of Price Waterhouse LLP dated August 7, 1997 - Included at Page II-8.*

23.2      Consent of Michael T. Williams, P.A. - Included in Exhibit 5.1.*

23.3      Consent of Schifino & Fleischer, P.A. - Included in Exhibit 8.1.*

23.4 Consent of Michael Davis and Company, P.A. dated July 29, 1997 - Included in Exhibit 99.2.*

24.1      Powers of Attorney **

27.1      Financial  Data Schedule.**

99.1      Form of Written  Consent of the  Investors of Datalinc, Ltd.*

99.2 Opinion of Michael Davis & Company, P.A. dated July 29, 1997 - Included as Appendix B to the Proxy Statement-Prospectus.*

99.3      Amended Agreement of Limited Partnership of Datalinc, Ltd.*

99.4      Amended and Restated Agreement of Limited Partnership of
          Fastcom, Ltd.*
-----------------
*   Filed herewith.
**  Previously filed.
*** To be filed by Amendment


ITEM 22.  UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any consent statement/prospectus  required by
               Section 10(a)(3) of the Securities Act.

                    (ii) To  reflect  in the  consent  statement/prospectus  any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the consent statement/prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the consent statement/prospectus to provide such interim financial information.

      (d) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a consent statement/prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering consent statement/prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

            (2)    The    Registrant     undertakes     that    every    consent
statement/prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the consent statement/prospectus pursuant to items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS PREEFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 1, 1997.

                                          THRUCOMM, INC.


                                          BY:   ______________________________
                                                Mark J. Gianinni
                                                President

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS PRE-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

     SIGNATURE                            TITLE                      DATE

            *                       President and Director      August 1, 1997
___________________________        (Principal Executive Officer)
Mark J. Gianinni

            *                       Chairman of the Board and   August 1, 1997
___________________________         Chief Financial Officer and
John F. Kolenda                     Director (Principal Financial
                                    and Accounting Officer)

           *
___________________________                Director             August 1, 1997
Joseph F. Bert

           *                               Director             August 1, 1997
___________________________
R. Brandon Harrison, Jr.

           *
___________________________                Director             August 1, 1997
Z. David Patterson

            *
___________________________                Director             August 1, 1997
Vincent Rinaldi

* John F. Kolenda, by signing his name hereto, does sign this document on behalf of the persons named above pursuant to the Power of Attorney executed by each such person and filed with the Securities and Exchange Commission.


                                                /S/JOHN F. KOLENDA
                                                ________________________
                                                John F. Kolenda
                                                Attorney-in-Fact

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our reports dated February 12, 1997, relating to the consolidated financial statements of Datalinc, Ltd., and the financial statements of Fastcom, Ltd. and Thrucomm, Inc., which appear in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.




/s/Price Waterhouse LLP
________________________________
PRICE WATERHOUSE LLP

Tampa, Florida
August 7 1997

 EXHIBIT NO.                                            DESCRIPTION OF EXHIBIT
  2.1 Agreement and Plan of Reorganization, by and among Datalinc, Ltd., Fastcom, Ltd. and Thrucomm, Inc., dated May 5, 1997 **

  2.1.1 (Revised) Agreement and Plan of Reorganization, by and among Datalinc, Ltd.., Fastcom, Ltd. and Thrucomm, Inc., dated August 1, 1997 - Included as Appendix A to the Consent Statement/Prospectus.*

  3.1       Articles of Incorporation of Thruco, Inc.**

  3.1.1 Articles of Amendment to Articles of Incorporation of Thruco, Inc. changing the corporate name to Thrucomm, Inc.*

  3.1.2 Designation of Class, Series, Preferences and Right of Preferred Shares by Thrucomm, Inc.***

  3.2       By-laws of Thruco, Inc.**

  5.1       Opinion of Michael T. Williams, P.A.*

  8.1       Opinion of Schifino & Fleischer, P.A.*

 10.1 Purchase Agreement by and between Blue Chip/Datalinc Corporation, Integrated Communication Networks, Inc., John F. Kolenda, Mark J. Gianinni and Datalinc, Ltd., dated as of September 1, 1993.*

 10.1.1     Amendment to Purchase Agreement, dated September 1, 1993.*

 10.1.2 Purchase Agreement by and among Thrucomm, Inc., Blue Chip/Datalinc Corporation, Integrated Communications Networks, Inc.,
            John F. Kolenda, Mark J. Gianinni and Datalinc, Inc., dated
            August __, 1997.***

 10.1.3     Terms Sheet, Blue Chip Guarantee to Datalinc, Ltd., dated
            July 9, 1997*

 10.1.4 $100,000 Demand Note between Datalinc, Ltd. and Blue Chip Capital Fund Limited, dated June 27, 1997.*

 10.2       Option Agreement by and between Datalinc, Ltd. and CFG Securities
            Corp.**

 10.3 Managing Dealer Agreement by and between Fastcom, Ltd. and CFG Securities Corp., dated as of April 24, 1996.**

 10.4.1     Agreement by and between Information Leasing Corporation,
            Datalinc, Ltd. and Fastcom, Ltd.,  dated as of September 6, 1995.**

 10.4.2 Master Lease Agreement by and between Information Leasing Corporation, Datalinc, Ltd. and Fastcom, Ltd., dated as of November 7, 1995.**

 10.5 Payment Agreement by and between Fastcom, Ltd. and Nova Engineering dated July 25, 1997.*

 10.6 Form of Employment Agreement to be entered into by and among Thrucomm, Inc. and Messrs. Kolenda and Gianinni.*

 10.7       Incentive and Non-Statutory Stock Option Plan.**

 10.8       Non-Employee Directors Non-Statutory Stock Option Plan.**

 10.9       Datalinc, Ltd., Management Incentive Plan **

 10.9.1     Fastcom, Ltd., Management Incentive Plan, dated August 1, 1997.*

 10.10.1 Thruco, Inc.'s $600,000 Line of Credit with United Bank and Trust Co., dated as of March 24, 1997.*

 10.10.2 Datalinc's $300,000 Line of Credit with United Bank and Trust Co., dated as of October 3, 1994.*

 10.10.3 $500,000 Line of Credit, Commitment Letter from United Bank, dated July 18, 1997.*

 10.11 Industrial Lease Agreement between Industrial Developments International, Inc. and Datalinc-I, Ltd., dated as of April 15, 1991.*

 10.12      Customer  Protection Letter from Hughes Network Systems **

 10.13      Letter from Hughes Network Systems, dated July 17, 1997 *

 23.1 Consentof Price Waterhouse LLP dated August 7, 1997 - Included at Page II-8.*

 23.2       Consent of Michael T. Williams, P.A. - Included in Exhibit 5.1.*

 23.3       Consent of Schifino & Fleischer, P.A. - Included in Exhibit 8.1.*

 23.4 Consent of Michael Davis and Company, P.A. dated July 29, 1997 - Included in Exhibit 99.2.*

 24.1       Powers of Attorney **

 27.1       Financial Data Schedule.**

 99.1       Form of Written Consent of the Investors of Datalinc, Ltd.*

 99.2       Opinion of Michael Davis & Company, P.A. dated July 29, 1997
            - Included as Appendix B to the Proxy Statement-Prospectus.*

 99.3       Amended Agreement of Limited Partnership of Datalinc, Ltd.*

 99.4       Amended and Restated Agreement of Limited Partnership of
            Fastcom, Ltd.*


-----------------
*   Filed herewith.
**  Previously filed.
*** To be filed by Amendment